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EXHIBIT 23(B)


                                                                 RALPH E. DAVIS
ASSOCIATES, INC.
                                         Consultants - Petroleum and Natural
Gas
                        3555 Timmons Lane - Suite 1105 Houston, Texas 77027
                                (713) 622-8955



                                                            CONSENT OF
INDEPENDENT GEOLOGISTS
                We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration
      Statement on Form S-8 about to be filed with the Securities and Exchange Commission, registering shares of Consolidated Natural Gas Company's Common Stock to be used by Consolidated Natural Gas Company for its 1997 Stock Incentive Plan, of our estimates of Company-owned oil and gas reserves in the United States and Canada contained in Consolidated Natural Gas Company's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to any reference to us under the heading "EXPERTS" in such Prospectus and in Part II of the Registration Statement and to the filing of this Consent as an exhibit to the Registration Statement.
                         We further wish to advise that we were not employed on a contingent basis and that at the time of the preparation of our report, as well as at present, neither Ralph E. Davis Associates, Inc., nor any of its employees had, or now has, a substantial interest in Consolidated Natural Gas Company, or any of its subsidiaries, as a holder of its securities, promoter, underwriter, voting trustee, director, officer, or employee of the registrant, Consolidated Natural Gas Company.
                                                       RALPH E. DAVIS
ASSOCIATES, INC.
                                                       Thomas N. Sudderth
                                                       President